CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to all references made to us in this Post-Effective Amendment No. 1 to the Henssler Equity Fund's Registration Statement on Form N-1A and the use of our report dated June 10, 1999 on the financial statements and financial highlights which are incorporated by reference into such registration statement.




/s/ McCurdy & Associates
McCurdy & Associates CPA's, Inc.
June 28, 1999